AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of June 18, 2007, by, between and among Liberator Medical Supply, a Florida corporation (the “Company”), Liberator Medical Holdings, Inc. (formerly Cardiff Communications, Inc.), a Nevada corporation (“Parent”), and Cardiff Merger, Inc., a Florida corporation, a wholly owned subsidiary of Parent (“Merger Sub”).  The Company, Parent, and Merger Sub together are referred to as the “Constituent Corporations.”

RECITALS

WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement and have adopted, approved and declared advisable this Agreement;

WHEREAS, it is the intent of the Constituent Corporations that immediately following the Effective Time of the Merger, the Merger Sub will have merged with and into the Company; that the Company shall continue to be known as Liberator Medical Supply, Inc., and be the sole surviving wholly-owned subsidiary of the Parent (in that capacity, the Company is sometimes called the “Surviving Corporation”); that the Parent will change its name to Liberator Medical Holdings, Inc.; and that the directors and officers of the Company will be the directors and officers of the Parent;

WHEREAS, it is intended that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I
THE MERGER; CLOSING; EFFECTIVE TIME

1.1           The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes referred to as the “Surviving Corporation”), so that at the Effective Time the Company will be a wholly owned operating subsidiary of the Parent, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article II. The Merger shall have the effects specified in the Florida Business Corporation Act (“FBCA”). Without limiting the generality of the foregoing and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Merger Sub shall vest in the Company as the Surviving Corporation, and all debts, liabilities, restrictions, disabilities and duties of the Merger Sub shall become the debts, liabilities, restrictions, disabilities and duties of the Surviving Corporation.

1.2           Closing. Unless otherwise mutually agreed in writing between the Company and Parent, the closing of the Merger (the “Closing”) shall take place at the offices of Siegel, Lipman, Dunay, Shepard & Miskel, LLP, 5355 Town Center Road, Suite 801, Boca Raton, Florida 33486, at 10:00 a.m. (Eastern Time) on or about June 21, 2007 (the “Closing Date”), or at such other location or on such other date as the parties shall mutually agree.

1.3           Effective Time. As promptly as practicable following the Closing, the Company, the Merger Sub, and the Parent will cause articles of merger (the “Articles of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Florida as provided in Section 607.1105 of the FBCA. The Merger shall become effective as of the date on which the Articles of Merger are duly filed with the Secretary of State of the State of Florida, or at such later time as may be agreed by the parties and specified in the Articles of Merger (the “Effective Time”).

            1.4    Capitalization.  The Merger shall be effected through the issuance of common stock of the Parent.  The Parent has authorized 200,000,000 shares of common stock, $001 par value, of which as of the date of this Agreement 10,239,499 shares are issued and outstanding.  Contemporaneously with the Merger, the Parent shall effect various corporate actions, including issuance of shares pursuant to the Merger, issuance of shares pursuant to private financing, conversion of debt, cancellation of debt, and cancellation of shares.  These actions shall result in a “post closing” capitalization of the Parent of 30,519,862 shares of Parent Common Stock (as herein defined), subject to adjustment for shares of Company Common Stock issued or issuable to investors (including holder’s of the Company’s convertible debt), placement agents, and consultants to the Company prior to Closing, as the parties shall agree.

ARTICLE II
ARTICLES OF INCORPORATION AND BY-LAWS
OF THE SURVIVING CORPORATION AND PARENT

2.1           The Articles of Incorporation. The Articles of Incorporation of the Company (the “Articles”) as in effect immediately prior to the Effective Time shall continue to be its Articles after the Merger until duly amended by applicable Law.

2.2  The By-Laws. The parties hereto shall take all actions necessary so that the by-laws of the Company in effect immediately prior to the Effective Time shall continue to be its by-laws as the Surviving Corporation (the “By-Laws”), until thereafter amended as provided therein or by applicable Law.

2.3           Articles of Incorporation of Parent. Parent shall take all actions necessary so that its Articles of Incorporation are amended, at or prior to the Effective Time, to change its name to “Liberator Medical Holdings, Inc.”

ARTICLE III
OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION AND THE PARENT

3.1           Directors of Surviving Corporation. The parties hereto shall take all actions necessary so that the members of the board of directors of the Company at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

3.2           Officers. The parties hereto shall take all actions necessary so that the officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

3.3           Directors of the Parent.  The parties hereto shall take all actions necessary so that the members of the board of directors of the Company at the Effective Time shall, from and after the Effective Time, be the directors of the Parent until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation of Parent and the By-Laws of Parent; provided, however, that no such action or appointment shall be effective prior to the Parent’s compliance with applicable law, including Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

ARTICLE IV
EFFECT OF THE MERGER ON CAPITAL STOCK;
ISSUANCE OF PARENT SHARE CERTIFICATES

4.1           Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of any capital stock of the Company:

(a)           Merger Consideration.  For purposes of this Agreement, the term “Merger Consideration” shall mean one (1) share of common stock, par value$.001 per share, of the Parent (“Parent Common Stock”).

(b)           Exchange Ratio. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

4.2	Any shares of any class of capital stock of the Company held by the Company as treasury shares shall be canceled.

4.3
The  issued and outstanding shares of Common Stock of the Company (the “Company Common Stock”), other than shares of Company Common Stock, if any, for which dissenters’ rights are perfected in compliance with applicable law, and the Company’s convertible notes, shall be converted into one (1) share of  Parent common stock (the “Parent Common Stock”) for each share of Company Common Stock held by the Company’s shareholder or to which the Company’s noteholders are entitled on conversion of their notes. All other outstanding rights, warrants or options, vested or unvested, to acquire Company Common Stock (“Stock Purchase Rights”) shall be automatically converted into Stock Purchase Rights of the Parent.

(iii)           Each issued and outstanding share of capital stock of the Parent at the Effective Time shall continue to remain outstanding after the Effective Time.

(iv)           The Parent shall assume the Company’s Stock Plan (the “Company Plan”), and each outstanding option to purchase shares of Company Common Stock set forth on Schedule 4.1(b) to the Disclosure Schedule, whether or not vested or exercisable (each, an “Option”), shall be assumed by the Parent and shall constitute an option to acquire, on the same vesting terms, and on substantially the same other terms and conditions as were applicable under such assumed Option, one (1) share of Parent Common Stock.

(v)           Holders of shares of Company Common Stock who have complied with all the requirements for perfecting dissenters’ rights, as required under the FBCA, shall be entitled to their rights under the FBCA with respect to such shares (the “Dissenting Shares”). Notwithstanding the foregoing, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive the shares of Parent Common Stock to which such holder is then entitled under this Agreement and the FBCA, without interest thereon and upon surrender of the certificate representing such shares. Notwithstanding any provision of this Agreement to the contrary, any Dissenting Shares held by a Shareholder who has perfected dissenter’s rights for such shares in accordance with the FBCA shall not be converted in Parent Common Stock pursuant to this Section 4.1(b)(v).

(vi)           If, prior to the Effective Time, the Parent recapitalizes through a split-up of its outstanding shares of capital stock into a greater number, or a combination of its outstanding shares of capital stock into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares of capital stock into the same or a different number of shares of other classes of capital stock, or declares a dividend on its outstanding shares of capital stock payable in shares or securities convertible into shares, the number of shares of Parent Common Stock into which the shares of Company Common Stock are to be converted, and the number of shares of Parent Common Stock issuable upon the exercise of each assumed Option will be adjusted appropriately so as to maintain the proportionate interests of the holders of the Company Common Stock and Options and the holders of shares of capital stock of the Parent.

(c)           Restricted Stock. The shares of Parent common stock issued to shareholders of the Company as Preferred Merger Consideration and Common Merger Consideration will be “restricted securities” within the meaning of Securities and Exchange Commission Rule 144.

(d)           Post-Merger Authorized Capital of Surviving Corporation. Upon completion of the Merger, the authorized capital stock of the Surviving Corporation will consist of one hundred million (100,000,000) shares of Common Stock, no par value per share, one share of which will be validly issued and outstanding and the Parent will be the sole shareholder of the Surviving Corporation.

(f)           Post-Merger Capitalization of Parent. The authorized capital stock of the Parent will consist of (i) Thirty-million Five-hundred Nineteen-thousand Eight-hundred Sixty-two (30,519,862) shares of Parent Common Stock, $.001 par value per share.  Exhibit 1.4 sets forth a capitalization table of the post-Merger capitalization of the Company. The parties confirm their understanding that the number of the Parent’s outstanding post-Merger shares will be adjusted for conversion of Company Common Stock and convertible debt issued to investors in the Company concurrently with the Closing, as more particularly set forth in Exhibit 1.4 of the Disclosure Schedule.

           4.4           Exchange of Certificates.

(a)           Immediately after the Effective Time, all shares of Company Common Stock shall be cancelled without any requirement of their surrender by holders of those shares to the Surviving Corporation of the certificates which immediately prior to the Effective Time represented shares of Company Common Shares. The Parent shall deliver to such holders their Parent Common Stock.

(b)           Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation or Parent for transfer, it shall be cancelled and exchanged for Common Merger Consideration, to which the holder thereof is entitled pursuant to this Article IV.

4.5           Appraisal Rights.  No Person who has perfected a demand for appraisal rights pursuant to FBCA Sections 607.1301 etseq. shall be entitled to receive the Common Merger Consideration or any dividends or other distributions pursuant to this Article IV unless and until the holder thereof shall have effectively withdrawn the demand for, or otherwise lost such holder’s right to, appraisal under the FBCA, and any Dissenting Shareholder shall be entitled to receive only the payment provided by the FBCA with respect to Shares owned by such Dissenting Shareholder. For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature. If any Dissenting Shareholder shall have effectively withdrawn the demand for, or otherwise lost the right to, appraisal with respect to any Shares, such Dissenting Shareholder shall be entitled to receive only the amount to which such shareholder would be entitled pursuant to this Article IV. The Company shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by the Company relating to shareholders’ rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the FBCA. The Company shall provide such notices and take such actions as are required by law with respect to the administration of the appraisal rights provided pursuant to the FBCA.

4.6           Treatment of Stock Plans, Phantom Shares and Share Loans.

(a)           Treatment of Options and Warrants. At the Effective Time, each debenture, warrant, option and other Stock Purchase Rights with respect to shares of Company Common Stock granted and unexercised immediately prior to the Effective Time (a “Company Option”), vested or unvested, shall be converted into a like right to purchase the same number of shares of Parent Common Stock on the same terms and conditions as such Stock Purchase Rights. The debentures, notes, warrants, options or other Stock Purchase Rights that will be granted and exercisable for shares of Parent Common Stock at the Effective Time, in the aggregate, are set forth on Schedule 4.1(a) to this Agreement.

4.7           Corporate Actions.  At or prior to the Effective Time, the Company, the board of directors of the Company shall adopt any resolutions and take any actions which are necessary or appropriate to effectuate the provisions of Section 4.4(a).

ARTICLE V
LIMITATION OF SUBSEQUENT CORPORATE ACTIONS

It is expressly understood and agreed that the Company, and its affiliates and shareholders, will take all steps necessary to insure that with respect to the operations of the Parent for a period of twelve months following the Merger, (i) there shall be no reverse split, (ii) there shall be no shares issued for less than $.80 per share consideration, (with the exception of employee and shareholder warrants and options currently issued or scheduled and which are not automatically converted into Parent Common Stock at the Effective Time), (iii) there shall be no registration of Parent shares pursuant to Form S-8, and (iv) the Company’s assets existing at the Effective Time shall remain in place as part of the business operations except for adjustments arising from changes in the Company’s business operations.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

6.1           Capitalization.  Except for this Agreement or as set forth in the Disclosure Schedule, and with the exception of employee and shareholder warrants and options currently issued or scheduled, there are no outstanding options, contracts, calls, commitments, agreements or demands of any character relating to the stock of the Company.

6.2           Organization and Authority.

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, is duly qualified and in good standing in every jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary to avoid material liability or material interference in its business operations, and is not subject to any agreement, commitment or understanding which restricts or may restrict the conduct of its business in any jurisdiction or location. The Company is presently qualified to do business Florida.

(b)           The outstanding shares of the Company are legally and validly issued, fully paid and non-assessable.

(c)           The Company does not own five percent (5%) or more of the outstanding stock of any corporation, except as listed on the Disclosure Schedule.

(d)           The minute book of the Company made available to Parent contains complete and accurate records of all meetings and other corporate actions of the shareholders and the Board of Directors (and any committee thereof) of the Company.

(e)           The Disclosure Schedule contains a list of the officers, directors and shareholders of the Company and copies of the articles of incorporation and by-laws currently in effect of the Company.

(f)           The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated hereby will not, subject to the approval and adoption by the Shareholders of the Company, violate any provision of the articles of incorporation or bylaws of the Company, or any provisions thereof, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, court order, arbitration award, judgment or decree to which the Company is a party, or by which it is bound, and will not violate any other restriction of any kind or character to which it is subject.

(g)           The authorized capital stock of the Company is one hundred million  (100,000,000) shares of common stock, no par value, of which approximately 22,895,959 shares of such stock will be issued and outstanding at the time of Closing, subject to adjustment for shares issued or issuable prior to Closing, as more particularly set forth in Exhibit 1.4 of the Disclosure Schedule.

6.3           Financials.

(a)           Audited financial statements (hereafter “financial statements”) of the Company for the period January 1, 2005, through December 31, 2006, have been delivered by the Company to the Parent.  Said financial statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition of the Company as of its date and for the periods covered.

(b)           All accounts receivable, if any, (net of reserves for doubtful accounts) of the Company shown on the books of account on the statement date and as incurred in the normal course of business since that date, are collectible in the normal course of business.

(c)           The Company has good and marketable title to all of its assets, business and properties including, without limitation, all such properties reflected in the balance sheet as of the statement date except as disposed of in the normal course of business, free and clear of any mortgage, lien, pledge, charge, claim or encumbrance, except as shown on said balance sheet as of the statement date and, in the case of real properties except for rights-of-way and easements which do not adversely affect the use of such property.  Any encumbrances will be included in the attached Disclosure Schedule.

(d)           All currently used property and assets of the Company, or in which it has an interest, or which it has in possession, are in good operating condition and repair subject only to ordinary wear and tear.

6.4           Changes Since the Statement Date.  Since the financial statement date, except as disclosed in the Disclosure Schedule, there will not have been any material negative change in the financial position or assets of the Company.

6.5           Liabilities.  To the best of the knowledge of management, there are no material liabilities of the Company, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of the Company, its agents or servants occurring prior to the statement date, which are not disclosed by or reflected in said financial statements, except as disclosed in the Disclosure Schedule.  There are no such liabilities of the Company which have arisen or relate to any transaction of the Company, its agents or servants, occurring since the statement date, other than normal liabilities incurred in the normal conduct of the business of the Company, and none of which have a material adverse effect on the business or financial condition of the Company, except as disclosed in the Disclosure Schedule.  As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of the Company, except as disclosed in the Disclosure Schedule.

6.6           Taxes.  All federal, foreign, county and local income, ad valorem, excise, profits, franchise, occupation, property, sales, use gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by the Company, and there are no unpaid taxes which are, or could become a lien on the properties and assets of the Company, except as provided for in the financial statements of their date, or have been incurred in the normal course of business of the Company since that date.  All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

6.7           Accuracy of All Statements Made by Company.  No representation or warranty by the Company and Shareholders in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of the Shareholders pursuant to this Agreement, nor any document or certificate delivered to Parent pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

6.8           Limitation of Subsequent Corporate Actions.  It is expressly understood and agreed that the Company, and its affiliates and shareholders, will take all steps necessary to insure that with respect to the operations of the Parent for a period of twelve months following the Acquisition, (i) there shall be no reverse split, (ii) no stock shall be issued for less than $.80 per share, (with the exception of employee and shareholder warrants and options currently issued or scheduled), (iii) the Company does not issue shares registered pursuant to Form S-8, and (iv) the Company will maintain its existing assets except for assets sold or replaced in the ordinary course of business and changes in assets made to meet the Company’s business plan, as amended from time-to-time.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants as follows:

7.1           Organization and Authority.  The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to enter into and perform the transactions contemplated by this Agreement, and with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, is duly qualified and in good standing in every jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary to avoid material liability or material interference in its business operations, and is not subject to any agreement, commitment or understanding which restricts or may restrict the conduct of its business in any jurisdiction or location.

(a)           The outstanding shares of the Parent are legally and validly issued, fully paid and non-assessable.

(b)           The Parent does not own five percent (5%) or more of the outstanding stock of any corporation, except as listed on the Disclosure Schedule.

(c)           The minute book of the Parent made available to the Company and Shareholders contains complete and accurate records of all meetings and other corporate actions of the shareholders and the Board of Directors (and any committee thereof) of the Parent.

(d)           The Disclosure Schedule contains a list of the officers, directors and shareholders of the Parent and copies of the articles of incorporation and by-laws currently in effect of the Parent.

(e)           The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated hereby will not violate any provision of the certificate/articles of incorporation or bylaws of the Parent, or any provisions thereof, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, court order, arbitration award, judgment or decree to which the Parent is a party, or by which it is bound, and will not violate any other restriction of any kind or character to which it is subject.

(f)           The authorized capital stock of the Parent is two hundred million (200,000,000) shares of common stock, $.001 par value, of which 10,239,499 shares are currently issued and outstanding.  The Parent has no outstanding options, warrants, or other securities exercisable for or convertible into Parent Common Stock.

(g)           The number of shares of Parent Common Stock to be issued and outstanding at the Effective Time, and the allocation of those shares among the Company’s and the Parent’s existing securities holders and others, is set forth in the Disclosure Schedule.

(h)           Parent represents that at the time of Closing it will have no assets or     liabilities other than that which is reflected in its audited financial statements.

(i)           Parent represents that at the time of Closing it has taken all necessary steps to comply with all applicable state and federal securities laws and regulations and that, to the knowledge of the Parent, at the time of Closing, there is no litigation, arbitration, governmental or other proceeding (formal or informal), claim or investigation pending or threatened, with respect to the Parents compliance with any and all applicable securities laws and regulations.

7.2           Performance of This Agreement.  The execution and performance of this Agreement and the issuance of stock contemplated hereby have been authorized by the board of directors of Parent, and no approval of the Parents shareholder is necessary therefore.

7.3           Financials.

(a)           True copies of the audited financial statements of the Parent for the periods from January 1, 2005, through December 31, 2006, will have been delivered by the Parent.  These statements have been examined and certified by certified public accountants.  Un-audited Interim financial statements through March 31, 2007, will have also been delivered to the Company.  Said financial statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition and earnings of the Parent for the periods covered, in accordance with generally accepted accounting principles applied on a consistent basis.

(b)           All accounts receivable, if any, (net of reserves for doubtful accounts) of the Parent shown on financial statement, and as incurred in the normal course of business since that date, are collectible in the normal course of business.

(c)           The Parent has good and marketable title to all of its assets, business and properties including, without limitation, all such properties reflected in the aforementioned balance sheet, except as disposed of in the normal course of business, free and clear of any mortgage, lien, pledge, charge, claim or encumbrance, except as shown on said balance sheet, and, in the case of real properties, except for rights-of-way and easements which do not adversely affect the use of such property.

7.4           Changes Since Date of Financial Statements.  Since the date of the financial statements, except as disclosed in the Disclosure Schedule, there has not been any material change in the financial position or assets of the Parent.

7.5           Accuracy of All Statements Made by Parent.  No representation or warranty by the Parent in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by the Parent pursuant to this Agreement, nor any document or certificate delivered to the Company or the Shareholders pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

7.6           Full Disclosure.  No Information furnished by the Purchaser or the Merger Sub to the Company or its representatives in connection with this Agreement or otherwise in connection with the Merger contains any untrue statement or material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered non-misleading.

7.7           Legality of Shares to be Issued.  The shares of common stock of Parent to be delivered pursuant to this Agreement, when so delivered, will have been duly and validly authorized and issued by Parent and will be fully paid and non-assessable.

7.8           No Covenant as to Tax Consequences.  It is expressly understood and agreed that neither Parent nor its officers or agents has made any warranty or agreement, expressed or implied, as to the tax consequences of the transactions contemplated by this Agreement or the tax consequences of any action pursuant to or growing out of this Agreement.

7.9           No Approvals or Notices Required; No Conflicts with Instruments.  The execution, delivery and performance of this Agreement by the Parent and the Merger Sub, as applicable, and the consummation by them of the transactions contemplated hereby and thereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law applicable to the Parent or the Merger Sub; (b) require any consent, approval or authorization of any person, except (i) compliance of applicable securities laws, and (ii) the filing of documents necessary to consummate the Merger with the Florida Secretary of State; (c) result in a default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, with the creation of any party with the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Parent or the Merger Sub is a party or by which either of them is bound or by which any assets of either of them are subject; or (d) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or By-Laws of the Merger Sub or of the Parent.

7.10                      SEC Documents.  The Parent has furnished the Company with true and complete copies of its annual report on Form 10-KSB for the fiscal year ended September 30, 2006, all Forms 8-K filed after the date of such Form 10-KSB, the quarterly report on Form 10Q-SB for the quarter ended December 31, 2006, and any proxy statement relating to any annual meetings of shareholders for the past two years (collectively, the “SEC Documents”).  Each of the SEC Documents complies in all material respects with the requirements of Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

ARTICLE VIII
COVENANTS OF THE COMPANY

8.1           Access to Information.  Parent and its authorized representatives shall have full access during normal business hours to all properties, books, records, contracts and documents of the Company, and the Company shall furnish or cause to be furnished to Parent and its authorized representative all information with respect to its affairs and business of the Company as Parent may reasonably request.

8.2           Actions Prior to Closing.  From and after the date of this Agreement and until the Closing Date, the Company shall not materially alter its business.

ARTICLE IX
CONDITIONS PRECEDENT TO PARENT’S OBLIGATIONS

Each and every obligation of Parent to be performed on the Closing Date shall be subject to the satisfaction of the Parent of the following conditions:

9.1           Truth of Representations and Warranties.  The representations and warranties made by the Company in this Agreement or given on its behalf hereunder shall be substantially accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

9.2           Compliance with Covenants.  The Company shall have performed and complied with all obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, including the delivery of the Closing documents specified hereafter.

9.3           Absence of Suit.  No action, suit or proceedings before any court or any governmental or regulatory authority shall have been commenced or threatened and, no investigation by any governmental or regulatory authority shall have been commenced against the Company or any of the affiliates, associates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

9.4           Receipt of Approvals, Etc.  All approvals, consents and/or waivers that are necessary to effect the transactions contemplated hereby shall have been received.

9.5           No Material Adverse Change.  As of the Closing Date there shall not have occurred any material adverse change which materially impairs the ability of the Company to conduct its business or the earning power thereof on the same basis as in the past.

9.6           Accuracy of Financial Statement.  Parent and its representatives shall be satisfied as to the accuracy of all balance sheets, statements of income and other financial statements of the Company furnished to Parent herewith.

9.7           Proceedings and Instruments Satisfactory; Certificates.  All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement shall have occurred and all appropriate documents incident thereto as Parent may request shall have been delivered to Parent.  The Company and the Shareholders shall have delivered certificates in such detail as Parent may request as to compliance with the conditions set forth in this Article 9.

ARTICLE X
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

Each and every obligation of the Company and shareholders to be performed on the Closing Date shall be subject to the satisfaction prior thereto of the following conditions:

10.1                      Truth of Representations and Warranties.  The representations and warranties of Parent contained in this Agreement shall be true at and as of the Closing Date as though such representations and warranties were made at and as of the transfer date.

10.2                      Parent’s Compliance with Covenants.  Parent shall have performed and complied with its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

10.3                      Absence of Suit.  No action, suit or proceedings before any court or any governmental or regulatory authority shall have been commenced or threatened and, no investigation by any governmental or regulatory authority shall have been commenced against Parent, or any of the affiliates, associates, officers or directors of the Parent seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

10.4                      Receipt of Approvals, Etc.  All approvals, consents and/or waivers that are necessary to effect the transactions contemplated hereby shall have been received.

10.5                      No Material Adverse Change.  As of the Closing Date there shall not have occurred any material adverse change which materially impairs the ability of the Parent to conduct its business or the earning power thereof on the same basis as in the past.

10.6                      Accuracy of Financial Statements.  The Company shall be satisfied as to the accuracy of all balance sheets, statements of income and other financial statements of the Parent furnished to the Company herewith.

10.7                      Proceedings and Instruments Satisfactory; Certificates.  All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement shall have occurred and all appropriate documents incident thereto as the Company may request shall have been delivered to the Company.  The Parent shall have delivered certificates in such detail as the Shareholders may request as to compliance with the conditions set forth in this Article 10.

ARTICLE XI
INDEMNIFICATION

The Company shall indemnify Parent for any loss, cost, expense or other damage suffered by Parent resulting from, arising out of, or incurred with respect to the falsity or the breach of any material representation, warranty or covenant made by the Company herein.  Parent shall indemnify and hold the Company harmless from and against any loss, cost, expense or other damage (including, without limitation, attorneys’ fees and expenses) resulting from, arising out of, or incurred with respect to, or alleged to result from, arise out of or have been incurred with respect to, the falsity or the breach of any representation, covenant, warranty or agreement made by Parent herein.

ARTICLE XII
SECURITIES ACT PROVISIONS

12.1                      Restrictions on Disposition of Shares.  The Company covenants and warrants that it will advise its securities holders that the Parent shares received by them a the Effective Time must be acquired for their own account and not with the view towards the distribution thereof and that they cannot dispose of such shares except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (ii) in any other transaction which, in the opinion of counsel, acceptable to Parent, is exempt from registration under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.  In order to effectuate the covenants of this sub-section, an appropriate endorsement will be placed upon each of the certificates of common stock of the Parent at the time of distribution of such shares pursuant to this Agreement, and stop transfer instructions shall be placed with the transfer agent for the securities.

12.2                      Notice of Limitation Upon Disposition.  The Company is aware that the shares exchanged pursuant to this Agreement will not have been registered pursuant to the Securities Act of 1933, as amended; and, therefore, under current interpretations and applicable rules, the shareholder will probably have to retain such shares for a period of at least one year and at the expiration of such one year period sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the Securities and Exchange Commission and such disposition may be available only if the Parent is current in its filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or other public disclosure requirements, and the other limitations imposed thereby on the disposition of shares of the Parent.  Additionally, “affiliates” owning shares will be subject to additional restrictions limiting sales.

12.3                      Limited Public Market for Common Shares.  The Company acknowledges that the Parent’s Common Stock currently has a limited public market in which the shares may be liquidated and there is no assurance that such pubic market will grow or develop.

ARTICLE XIII
CLOSING

13.1                      Time.  The Closing of this transaction shall be effective on such date set by the parties, on only after approval of the Merger by the respective Boards or Directors, and Shareholders if applicable.  Such date is referred to in this agreement as the “Closing Date.”  If the Closing of the Merger does not occur by June 12, 2007, this Agreement and the obligations of the parties to each other will terminate unless extended by them in writing.

13.2                      Documents To Be Delivered by the Company.  At the Closing the Company shall deliver to Parent the following documents:

(a)           A certificate signed by the President of the Company that the representations and warranties made by the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on or given on and as of the Closing Date and that the Company has performed and complied with all of their obligations under this Agreement which are to be performed or complied with by or prior to or on the Closing Date.

(b)           A copy of the by-laws of the Company certified by its secretary and a copy of the certificate of incorporation of the Company.

(c)           Such other documents of transfer, certificates of authority and other documents as Parent may reasonably request.

(d)           A certified copy of the duly adopted resolutions of the board of directors and of the shareholders of the Company authorizing or ratifying the execution and performance of this Agreement and authorizing or ratifying the acts of its officers and employees in carrying out the terms and provisions thereof.

13.3                      Documents To Be Delivered by Parent.  At the Closing Parent shall deliver to the Company the following documents:

(a)           Certificates for the number of shares of common stock of Parent as determined in Article 1 hereof.

(c)           A certified copy of the duly adopted resolutions of the board of directors of Parent authorizing or ratifying the execution and performance of this Agreement and authorizing or ratifying the acts of its officers and employees in carrying out the terms and provisions thereof.

(d)           A certificate signed by the President of the Parent that the representations and warranties made by the Parent in this Agreement are true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on or given on and as of the Closing Date and that the  Parent has performed and complied with all of their obligations under this Agreement which are to be performed or complied with by or prior to or on the Closing Date.

13.4                      Documents for the appointment of new management and the resignation of current management.

ARTICLE XIV
TERMINATION AND ABANDONMENT

14.1                      This Agreement may be terminated and the transaction provided for by this Agreement may be abandoned without liability on the part of any part to any other, at any time before the Closing Date, or on a post closing basis as provided previously herein:

(a)           By mutual consent of Parent and the Company;

(b)           By Parent if any of the conditions provided for in Article IX of this Agreement have not been met and have not been waived in writing by Parent.

14.2                      By the Company if any of the conditions provided for in Article X of this Agreement have not been met and have not been waived in writing by the Company.

In the event of termination and abandonment by any party as above provided in this Article, written notice shall forthwith be given to the other party, and each party shall pay its own expenses incident to preparation for the consummation of this Agreement and the transactions contemplated hereunder.

ARTICLE XV
MISCELLANEOUS

15.1                      Notices.  All notices, requests, demands and other communications hereunder shall be deemed to have been duly given, if delivered by hand or mailed, certified or registered mail with postage prepaid:

(a)           If to the Company, to Mark A. Libratore, at  2979 SE Gran Park Way, Stuart, Florida 34997, or to such other person and place as the Company shall furnish to Parent in writing; or

(b)           If to Parent, to Rubin Rodriguez, c/o Nathan W. Drage, P.C., 4766 Holladay Blvd., Holladay, Utah 84117, or to such other person and place as Parent shall furnish to Company in writing.

15.2                      Announcements.  Announcements concerning the transactions provided for in this Agreement by either the Company or Parent shall be subject to the approval of the other in all essential respects, except that the approval of the Company shall not be required as to any statements and other information which Parent may submit to its shareholders.

           15.3                      Default.  Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney’s fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by the statutes of the State of Nevada, United States of America.

15.4                      Assignment.  This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.

15.5                      Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

15.6                      Holidays.  If any obligation or act required to be performed hereunder shall fall due on a Saturday, Sunday or other day which is a legal holiday established by the State of Nevada, such obligation or act may be performed on the next succeeding business day with the same effect as if it had been performed upon the day appointed.

15.7                      Computation of Time.  The time in which any obligation or act provided by this Agreement is to be performed is computed by excluding the first day and including the last, unless the last day is a holiday, in which event such day shall also be excluded.

15.8                      Governing Law and Venue.  This Agreement shall be governed by and interpreted pursuant to the laws of the State of Nevada.  Any action to enforce the provisions of this Agreement shall be brought in a federal or state court of competent jurisdiction within the State of Nevada and in no other place.

15.9                      Partial Invalidity.  If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

15.10                      No Other Agreements.  This Agreement constitutes the entire Agreement between the parties and there are and will be no oral representations which will be binding upon any of the parties hereto.

15.11                      Rights are Cumulative.  The rights and remedies granted hereunder shall be in addition to and cumulative of any other rights or remedies provided under the laws of the State of Nevada.

15.12                      Waiver.  No delay or failure in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in default.  No single or partial exercise of any power or right hereunder shall preclude any other or further exercise thereof or the exercise of any other power or right.

15.13                      Survival of Covenants, Etc.  All covenants, representations, and warranties made herein to any parties or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.

15.14                      Further Action.  The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transaction(s) contemplated herein.

15.15                      Amendment.  This Agreement or any provision hereof may not be changed, waived, terminated or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

15.16                      Headings.  The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

15.17                      Counterparts.  This agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument, provided that Parent shall have no obligations hereunder until all Company’s Shareholders have become signatories hereto.

IN WITNESS WHEREOF, the parties hereto executed the foregoing Acquisition Agreement as of the day and year first above written.

THE PARENT:
LIBERATOR MEDICAL HOLDINGS, INC.

By: ________________________________
Rubin Rodriguez, President

THE COMPANY:
LIBERATOR MEDICAL SUPPLY, INC.

By: ________________________________
Mark Libratore, President